EXHIBIT 99.1

PRESS RELEASE

Senesco Technologies Reports Second Quarter Fiscal 2012 Financial Results

BRIDGEWATER, N.J.--(BUSINESS WIRE)-- Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE Amex: SNT) today reported financial results for the second quarter of fiscal year 2012 which ended on December 31, 2011.

Highlights of the second quarter and recent weeks include:

•	Completed a $2 million equity financing
•	Re-structured its research and development agreement with Rahan Meristem (1998) Ltd
•	Demonstrated SNS01-T synergy with lenalidomide in a cancer model
•	Presented at the 53rd Annual Meeting of the American Society of Hematology
•	Received a milestone payment from Bayer CropScience
•	Presented at NYSSA’s 2011 Biotech / Specialty Pharma Conference
•	Initiated dosing in the Company’s Phase 1a/2b clinical study of SNS01-T

“We are pleased with the progress made in the clinical development of SNS01-T and look forward to reporting initial preliminary observations from the first cohort, once it’s completed, of the Phase 1a/2b clinical trial going on at Mayo,” said Leslie J. Browne, Ph.D., President and CEO of Senesco. “We expect to add additional clinical sites shortly to continue to address patient needs in multiple myeloma.”

Second Quarter Fiscal 2012 Financial Results

There was revenue of $200,000 from a milestone payment in connection with an agricultural license during the three month period ending December 31, 2011 as compared to no revenue during the three month period ending December 31, 2010.

Research and development expenses for the three month period ended December 31, 2011 were $751,517 compared with $798,352 for the three month period ended December 31, 2010, a decrease of 6%. The decrease was primarily due to a decrease in the costs incurred in connection with our development of SNS01-T for multiple myeloma. Specifically, during the three month period ended December 31, 2010, the Company incurred significant costs related to its pivotal toxicology study and other preclinical work that it did not incur during the three month period ended December 31, 2011.

General and administrative expenses for the three month period ended December 31, 2011 were $904,621, compared with $706,685 for the three month period ended December 31, 2010, an increase of 28%. The increase was primarily due to an increase in professional fees in connection with the exploration of alternative uses of the Company’s technology and stock-based compensation. The loss applicable to common shares for the three month period ended December 31, 2011 was $1,655,185, or $0.02 per share, compared with a loss of $1,812,171, or $0.03 per share, for the three month period ended December 31, 2010. The decrease in the loss applicable to common shares was primarily the result of an increase in revenue and a decrease in research and development expenses.

As of December 31, 2011 Senesco had cash and cash equivalents of $1,552,898, compared to cash and cash equivalents of $3,609,954 as of June 30, 2011. In January 2012, the Company received net proceeds of approximately $1,805,000 from the issuance of common stock and warrants. The Company believes that its cash resources are sufficient to fund the current business plan through August 31, 2012. However the Company has the ability to raise additional capital through its ATM facility, utilize its unused line of credit and, if necessary, delay certain costs which will provide Senesco with enough cash to fund operations at least through December 31, 2012.

About Multiple Myeloma

Multiple myeloma is an incurable cancer of plasma cells, a type of white blood cell derived from B-lymphocytes, normally responsible for the production of antibodies, in which abnormal cells accumulate in the bone marrow leading to bone lesions and interfering with the production of normal blood cells. Senesco was previously granted orphan drug status for SNS01-T, the Company’s lead drug candidate for treatment of multiple myeloma.

About Senesco Technologies, Inc.

Senesco Technologies is leveraging proprietary technology that regulates programmed cell death, or apoptosis. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications treating certain inflammatory and ischemic diseases. The Company has initiated a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE Amex, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Senesco Technologies, Inc.
Leslie J. Browne, Ph.D., 908-864-4444
President & CEO
or
Investor Relations:
CEOcast, Inc.
Robert Woods, 212-732-4300

rwoods@ceocast.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,	June 30,
	2011	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,552,898	$3,609,954
Prepaid research supplies and expenses	1,657,140	1,446,064

Total Current Assets	3,210,038	5,056,018

Equipment, furniture and fixtures, net	7,048	3,782
Intangibles, net	3,634,869	3,524,731
Deferred income tax assets, net	-	-
Security deposit	5,171	12,358

TOTAL ASSETS	$6,857,126	$8,596,889

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$443,752	$559,525
Accrued expenses	802,307	509,806
Line of credit	2,199,108	2,199,108

Total Current Liabilities	3,445,167	3,268,439

Warrant liabilities	478,948	711,259
Grant payable	99,728	99,728

TOTAL LIABILITIES	4,023,843	4,079,426

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 3,645 and 3,690 shares outstanding, respectively (liquidation preference of $3,736,125 and $3,792,252 at December 31, 2011 and June 30, 2011, respectively)	37	37
Series B 1,200 shares issued and outstanding (liquidation preference of $1,230,000 and $1,230,000 at December 31, 2011 and June 30, 2011, respectively)	12	12
Common stock, $0.01 par value, authorized 350,000,000 shares, issued and outstanding 80,864,443 and 77,769,677, respectively	808,644	777,697
Capital in excess of par	66,376,039	64,488,152
Deficit accumulated during the development stage	(64,351,449)	(60,748,435)

Total Stockholders' Equity	2,833,283	4,517,463

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,857,126	$8,596,889

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended December 31,		Six months ended December 31,		Cumulative Amounts from
	2011	2010	2011	2010	Inception
Revenue	$200,000	$-	$200,000	$-	$1,790,000

Operating expenses:
General and administrative	904,621	706,685	1,550,580	1,375,569	30,441,113
Research and development	751,517	798,352	1,385,703	2,334,859	20,055,061
Total operating expenses	1,656,138	1,505,037	2,936,283	3,710,428	50,496,174

Loss from operations	(1,456,138)	(1,505,037)	(2,736,283)	(3,710,428)	(48,706,174)

Other non-operating income (expense)

Grant income	-	244,479	-	244,479	244,479

Fair value – warrant liability	(39,392)	149,910	232,311	469,386	8,089,978

Sale of state income tax loss – net	-	-	-	-	586,442

Other noncash (expense) income, net	-	(4,604)	-	(115,869)	205,390

Loss on extinguishment of debt	-	-	-	-	(361,877)

Write-off of patents abandoned	-	-	-	-	(1,588,087)

Amortization of debt discount and financing costs	-	-	-	-	(11,227,870)

Interest expense – convertible notes	-	-	-	-	(2,027,930)

Interest (expense) income - net	(32,041)	(21,311)	(62,582)	(39,607)	348,474

Net loss	(1,527,571)	(1,136,563)	(2,566,554)	(3,152,039)	(54,437,175)

Preferred dividends	(127,614)	(675,608)	(1,036,460)	(1,682,014)	(9,914,274)

Loss applicable to common shares	$(1,655,185)	$(1,812,171)	$(3,603,014)	$(4,834,053)	$(64,351,449)

Basic and diluted net loss per common share	$(0.02)	$(0.03)	$(0.05)	$(0.08)

Basic and diluted weighted-average number of common shares outstanding	80,832,267	67,978,776	80,061,012	62,773,481

See Notes to Condensed Consolidated Financial Statements